Puget Technologies, Inc.
1200 North Federal Highway, Suite 200-A
Boca Raton, Florida 33432

Attention: Hermann Burckhardt

February 21, 2022

Dear Mr. Burkhardt,

This shall serve as Notice for my resignation as a Board member of Puget Technologies, Inc. effective immediately.

Sincerely,

Karen Fordham

Karen Fordham, MBA

Cc: Jennifer Compton